MAXIM TEP

Technology Enhanced Production

September 1, 2005

Harvey Pensack
7309 Barclay Court
University Park, Florida 34201

Sir:

Re: Purchase and Sale of Working Interest in the SB 4-7 Well located in Kern County, California (the "SB 4-7 Well")

This letter ("Letter Agreement") when executed by you where indicated below effective for all purposes as of September 1, 2005, constitutes the agreement of Maxim TEP, Inc. ("Seller") and Harvey Pensack ("Buyer"), collectively the "Parties", pursuant to which Seller agrees to sell to Buyer and Buyer agrees to purchase the Interests (as defined below) from Seller.

1. Purchase and Sale.

Seller agrees to sell to Buyer, and Buyer agree to purchase from Seller twenty percent (20%) of Seller's right, title and interest in and to that certain well bore (the "Well Bore") known as the SB 4-7 Well, API 04-030-27990, and twenty percent (20%) of all of Seller's interest in all surface facilities and casing associated with said Well Bore (the "Equipment") herein assigned located on the following lands subject to the oil and gas lease described on Exhibit A attached hereto and made a part hereof (insofar as and only insofar as such lease relates directly to such Well Bore), this grant being further limited in all respect to assignment from the surface of the ground to a depth 100 feet below the base of the currently anticipated deepest producing interval in the Well Bore:

> 1849 feet north and 75 feet east from southwest corner of Section 7, Township 29 South, Range 22 East (All distances East are measured at right angles to the Section line)

(a) This Letter Agreement and the purchase and sale of the Interests contemplated hereby are expressly subject to the following:

(i) All presently existing and valid oil, gas and/or mineral leases attributable to the Well Bore (the "Leases") described on Exhibit A, all deeds, unitization, pooling, and/or communitization agreements, declarations and/or orders (including without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the Well Bore;

(ii) All presently existing and valid production and sales contracts, operating agreements, and other agreements and contracts relating to the Well Bore.

The percentage of Seller's right, title and interest contemplated to be purchased and sold hereby pursuant to the terms of this Letter Agreement in the Well Bore and the Equipment, subject to the Leases, agreements, contracts and interests described in clauses (i) and (ii) in this Paragraph 1 (a) and (b) are collectively referred to as the ("Interests").

2. The Assignment. The Interests shall be conveyed to Buyer pursuant to Assignment, Conveyance and Bill of Sale in the form of Exhibit B (the "Assignment") which Assignment shall provide for a special warranty of title from Seller in favor of Buyer.

3. Effective Time. The Effective Time of this Letter Agreement is September 1, 2005.

4. Purchase Price. The purchase price ("Purchase Price") for the Interests is a loan of One Million Dollars ($1,000,000.00), plus the assumption by Buyer of certain liabilities and obligations as set forth in this Letter Agreement.

5. Seller's Representations. Seller represents to Buyer that:

(a) Seller is a lawfully duly formed business association, duly organized, validly existing, in good standing in the state of its formation and is duly qualified to carry on its business in the states where it currently conducts business. Seller has full legal power, right and authority to carry on its business as such is now being conducted.

(b) Seller has the legal power and right to enter into and perform this Letter Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Letter Agreement will not violate, or be in conflict with any provision of its formation documents or by-laws and other governing documents, any material agreement or instrument to which it is a Party or by which it is bound, or any judgment, order, ruling or decree applicable to it as a Party in interest or any Laws applicable to it.

(c) The execution, delivery and performance of this Letter Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite corporate or member action of Seller. This Letter Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws relating to or affecting the rights of creditors generally, and by general equitable principles.

(d) No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller for which Buyer have or will have any liabilities or obligations (contingent or otherwise).

(e) There is no suit, action, claim, investigation or inquiry by any person, entity or Governmental Authority and no legal, administrative, bankruptcy, reorganization or arbitration proceeding pending or, to its knowledge, threatened against it that will

materially affect Seller's ability to consummate the transactions contemplated by this Letter Agreement

6. Buyer' Representations. Buyer represents and warrants to Seller that:

(a) Buyer has full legal power, right and authority to carry on its business as such is now being conducted. By Closing, Buyer shall be duly qualified to do business in the State of California.

(b) Buyer has the legal power and right to enter into and perform this Letter Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Letter Agreement will not violate, or be in conflict with any material agreement or instrument to which Buyer is a Party or by which is bound, or any judgment, order, ruling or decree applicable to Buyer as a Party in interest or any Laws applicable to Buyer.

(c) This Letter Agreement constitutes the legal, valid and binding obligation of Bayer enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws relating to or affecting the rights of creditors generally, and by general equitable principles.

(d) No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

(e) There is no suit, action, claim, investigation or inquiry by any person, entity or Governmental Authority and no legal, administrative, bankruptcy, reorganization or arbitration proceeding pending or, to Buyer's knowledge, threatened against it that will materially affect Buyer's ability to consummate the transactions contemplated by this Letter Agreement.

(f) Buyer acknowledges that Buyer is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing and operating oil and gas properties such as the Interests. Buyer represents and acknowledges that Buyer has had full access to the Interests, the officers, and employees of Seller, and to the books, records and files of Seller relating to the Interests. In making the decision to enter into this Letter Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its independent due diligence and investigation of the Interests. Buyer has been advised by and has relied solely on the expertise of Buyer and on Buyer's own legal, operations, environmental, reservoir engineering and other professional counsel and advisor, including tax advisors in matters of local, state and federal taxation, including, the ability of Buyer to take advantage of any intangible drilling costs associated with the SB 4-7 Well, or any other positive tax treatment, concerning this transaction, the Interests and the value thereof.

(g) As of the Closing, Buyer shall be, and thereafter shall continue to be, qualified with all applicable Governmental Authorities as necessary to own and/or operate the Interests.

(h) Buyer is acquiring the Interests for Buyer's own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. § 77a et seq., and any other Laws pertaining to the distribution of securities. Buyer has not sought or solicited, nor is Buyer participating with, investors, partners or other third Parties in order to fund the Purchase Price and to close this transaction such that Buyer would be subject to the Securities Act of 1933.

(i) Buyer is not (i) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) subject in any respect to the provisions of that Act, other than Section 9(a)(2) thereof.

(j) Buyer is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, nor subject in any respect to the provisions of that Act.

(k) Buyer has immediately available funds to pay the Purchase Price and such payment is not contingent upon Buyer obtaining financing of any kind.

(l) For purposes of this Letter Agreement, the term, (i) "Laws", shall mean any domestic or foreign, federal, state or local, statute, law, rule or regulation or order now or hereafter in effect, and (ii) "Governmental Authority", shall mean any federal, state, local, administrative authority, department, court, commission, board, bureau, ministry, agency or other instrumentality of the same or political subdivision exercising or entitled to exercise administrative, executive, judicial, legislative, police, regulatory or taxing authority.

7. *[Omitted intentionally]*

8. **<u>DISCLAIMER OF WARRANTIES.</u> BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (a) THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO BUYER OR WHETHER BUYER HAS BEEN PROVIDED ALL INFORMATION IN SELLER'S POSSESSION RELATING TO THE INTERESTS, (b) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE INTERESTS, AND (c) THE ENVIRONMENTAL CONDITION OF THE INTERESTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LETTER AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY,**

THE WELL BORE, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE INTERESTS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER LAWS, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT, SAFETY, HEALTH OR THE PROTECTION OF NATURAL RESOURCES, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE INTERESTS, INCLUDING ALL PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE INTERESTS, SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT THE SAME, "AS IS", "WHERE IS", WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. BUYER REPRESENTS TO SELLER THAT BUYER HAS MADE, WILL MAKE, HAS CAUSED TO BE MADE OR WILL CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE INTERESTS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY LAWS TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS PARAGRAPH ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY LAWS.

9. Carried Interest of Buyer and Payment of Proceeds of Production. Buyer acknowledges and understands that a joint operating agreement ("JOA"), a copy of which has been provided to Buyer, governs Seller's relationship, rights and obligations with respect to the SB 4-7 Well as between Seller and other working interest owners in the well other than Buyer. Buyer further acknowledges that Buyer's interests in the SB 4-7 Well Bore is derivative of Seller's working interest, and as such, Buyer's rights and obligations with respect to such Well Bore will be governed by the terms and conditions of this Letter Agreement and Buyer shall have no rights of any kind pursuant to the terms of the JOA or any instrument relating thereto, except as expressly set forth in this Letter Agreement. In addition to other rights and obligations provided in this Letter Agreement, the following terms shall govern the rights and obligations of Buyer and Seller pursuant to this Letter Agreement and arising out of the purchase and sale contemplated by this Letter Agreement. This Letter Agreement shall constitute the operating agreement between Buyer and Seller with respect to the Interests and all operations with respect thereto that may be conducted by or on behalf of Seller:

(a) In consideration of the Purchase Price and the other promises and covenants provided in this Letter Agreement, Seller shall cause the drilling and completion of the SB 4-7 Well to a depth sufficient to test the Diatomite formation. Other than the initial drilling and completion (or plugging and abandonment) of the SB 4-7 Well, Seller shall not be required to recommend, agree to, or carry Buyer (as further addressed in this Letter Agreement) with respect to any proposal under the JOA ("Proposal") for the reworking,

sidetracking or the conduct of any similar operation with respect to such well, such approval by Seller or lack thereof to be exercised in Seller's sole discretion, which approval may be withheld by Seller for any reason or no reason.

(b) In the event the SB 4-7 Well is completed as a well capable of production in producing quantities, Seller shall deposit into Buyer's Capital Account (as described below) in immediately available funds, Buyer's percentage share of all net (as provided herein) proceeds of production attributable to the well. Seller shall remit such proceeds within five (5) days after Seller receives the same from the purchaser of production.

(c) After drilling and completion of the SB 4-7 Well as a well capable of production of oil and/or gas in paying quantities, Buyer shall be obligated jointly and severally for and shall pay pursuant to the terms hereof Buyer's percentage working interest share of all Lease Operating Expenses (as defined in this Letter Agreement) attributable to the SB 4-7 Well, and to the extent not included within the definition of Lease Operating Expenses, all other lease operating expenses set forth in the JOA for which Seller will be liable with respect to its working interest share in the subject well. Payment of Lease Operating Expepses and other amounts due to Seller shall be due and owing within ten (10) days after receipt by Buyer of invoice for the same from Seller.

(d) Notwithstanding the provisions of Paragraph 9 (a) above, in the event Seller agrees on behalf of itself to a Proposal relating to the SB 4-7 Well where Capital Expenditures (as defined in this Letter Agreement) will be incurred in connection with such Proposal pursuant to an authorization for expenditure ("AFE"), Seller shall carry Buyer for its proportionate share of the Capital Expenditures actually incurred with respect to such Proposal.

(e) For purposes of this Letter Agreement, the term, "Capital Expenditures", shall mean those costs which according to generally accepted accounting principles Seller would not expense, including, all direct costs which are attributable to the Interests (i) for labor (including fringe benefits) and other direct services necessary for the drilling, completion, and reworking of the Interests after the Effective Time, (ii) for all material, supplies, equipment and other personal property and fixtures purchased for use on, or in connection with, the Interests after the Effective Time, including costs for installation of equipment for dehydration, compression, separation, gathering, transportation and storage of hydrocarbons attributable to the Interests, (iii) for the costs of drilling, completing, testing, equipping, plugging back, reworking, recompleting and plugging and abandoning the SB 4-7 Well, and (iv) for the cost of constructing gathering facilities, tanks and other production and delivery facilities directly related to the Interests.

(f) For purposes of this Letter Agreement, the term, "Lease Operating Expenses" shall mean

(i) All costs of processing any hydrocarbons attributable to the Interests, including such costs that are paid

(1) in kind volumetrically and/or in cash on a unit cost basis, and

(2) all charges, costs and reductions in volume that are made, assessed and/or determined by the person or entity conducting such processing that are related to or attributable to such processing, including volumetric reduction for shrinkage, volumetric reduction for allocation for lost and unaccounted for gas, volumetric reduction for inferior liquids, and volumetric reduction and/or costs for processing facility and plant fuel, compressor fuel used in processing, and sweetening, gathering, transportation, fractionation, marketing and storage related to or attributable to such processing (for purposes of this Letter Agreement, the term, "processing" or "processed" (whether or not capitalized) means to manufacture, fractionate, sweeten or refine hydrocarbons attributable to the Interests, and costs of gathering and transporting hydrocarbons attributable to the Interests to any processing facility);

(ii) The charges made by the applicable operator pursuant to the JOA for operator owned facilities, equipment, plants, or transmission pipelines that are used in processing any hydrocarbons attributable to the Interests;

(iii) The costs of use of normal lease or well equipment (such as dehydrators, gas treating facilities, separators, heater-treaters, lease compression facilities, injection or recycling equipment, tank batteries, field gathering systems, pipelines and equipment and so forth) or other normal operations of the Interests;

(iv) Costs (including without limitation outside legal, accounting and engineering services) attributable to the Interests of (1) handling, investigating and/or settling litigation, administrative proceedings and claims (including without limitation lien claims other than liens for borrowed funds) and (2) payment of judgments, penalties and other liabilities (including interest thereon), incurred by the working interest owners in the SB 4-7 Well (and not paid or reimbursed under insurance maintained by such owners or others) and involving the Interests, or incident to the development, operation or maintenance of the Interests after the Effective Time, or requiring the payment or restitution of any proceeds of the hydrocarbons attributable to the SB 4-7 Well;

(v) All taxes (except income, transfer, inheritance, estate, franchise and like taxes) attributable to the Interests, including without limitation production, severance, and/or excise and other taxes assessed against, and/or measured by, the production of (or the proceeds or value of production of) hydrocarbons attributable to the Interests, occupation taxes, sales and use taxes, and ad valorem taxes assessed against or attributable to the Interests or any non-processing equipment located on the Interests;

(vi) Insurance premiums attributable to the Interests paid by the applicable operator for the joint account for insurance actually carried for periods after the Effective Time with respect to the Interests, or any non-processing equipment located on any of the Interests, or incidental to the development, operation or maintenance of the Interests after the Effective Time; it being recognized that Buyer may carry

insurance in lieu of and/or in addition to that provided for in the JOA covering the Interests; Buyer shall be added to such policies as "Additional Assureds" to the extent of the Percentage Share of each in the Interests;

(vii) All amounts attributable to the Interests (to the extent attributable to periods after the Effective Time) and consisting of (1) rent and other consideration paid for the use or damage to the surface, and (2) rentals, shut-in gas well royalties, royalties, overriding royalties, minimum royalties and similar payments payable pursuant to the provisions of agreements in force and effect before the Effective Date;

(viii) Amounts attributable to the Interests (and attributable to periods after the Effective Time) and charged as overhead charges specified in the JOA; and

(ix) Except as otherwise provided elsewhere in this Letter Agreement, all other direct costs attributable to the Interests paid or reasonably incurred after the Effective Time by the applicable operator acting in accordance with the JOA for the necessary or proper development, operation and maintenance of the Interests.

10. Default and Security Interest.

(a) For purposes of this Letter Agreement, a "Default" shall occur if Buyer fails to pay any amount due hereunder within ten (10) days after receipt of an invoice from Seller for the same.

(b) In the event of a Default and during the continuance thereof, interest at the lesser of 10% per annum or the maximum applicable lawful rate ("Default Rate") shall accrue on any monies owing but remaining unpaid beginning from the due date until paid in full.

(c) Further in order to secure payment by the terms of this Letter Agreement, Buyer grants to Seller a lien upon its Interest in the SB 4-7 Well, Equipment related thereto and all proceeds of production attributable to the Party's respective interest in such Well. Buyer represents, warrants and covenants that such lien shall be a first and prior lien and each of Buyer agrees to maintain the priority of such lien. To the extent Seller has a security interest under the Uniform Commercial Code or its equivalent in the State of California, Seller without limiting any other remedies available to it shall have all remedies applicable to such security interest provided for under such code. The security interest provided for herein will be financed at the wellhead of the SB 4-7 Well and this Letter Agreement executed by Buyer may be recorded as a financing statement in Kern County, California and such other places as necessary in order to perfect Seller's security interest under California laws. In the event this Letter Agreement does not suffice as a financing statement under California law, and/or other agreements and documents are necessary in order to perfect Seller's security interest, Buyer agrees that it shall promptly execute any such documents upon Seller's request for the same.

(d) If this Letter Agreement, or any part hereof, is collected by or through an attorney-at-law, Buyer agrees to pay all costs and expenses of collection, including, but not limited to,

Seller's attorneys' fees, whether or not any legal action shall be instituted to enforce this Letter Agreement.

11. Right of First Refusal. Should either of the Parties elect to transfer all or any portion of its percentage share in the Interests and rights and obligations under this Letter Agreement and the Assignment to be delivered pursuant hereto, it shall give prompt written notice to the other Party of such transfer with full information concerning its proposed disposition which shall include the name and address of the transferee, who must be a ready, willing and able to purchase transferee, the purchase price, the quantum and legal description of the Interest being transferred and all other terms of the offer or transfer. Each of the Parties shall have a prior right during a ten (10) day period after notice of such offer or transfer to purchase the applicable Interest for the same consideration and upon the same terms and conditions as the transferee. For purposes of this Paragraph 11, "transfer", whether or not capitalized, and words of similar import shall include transfers to affiliates of the transferring Party, statutory mergers (including the sale of all of the shares in such transferring Party to an affiliate, including a parent) between or among affiliates and/or a parent of such transferring Party or with a third party unaffiliated with such transferring Party or the sale by such transferring Party or any affiliate holding the Interest of substantially all of its assets. A mortgage, pledge or use of the percentage share of an Interest for a financing, including, without limitation, the grant of a net profits interest, overriding royalty interest or production payment shall not constitute a sale or transfer for purposes of this Paragraph 11. If more than one of the Parties should elect to exercise its right of preferential purchase, the percentage share being sold or transferred shall be sold to the acquiring Parties in proportion to the percentage share of each in the Interests at the time of the transfer or sale.

12. Losses of Title. Except to the extent the special warranty of title provided herein should apply, all losses of title to the interests described in Paragraph 1 (a) shall be joint losses and shall be borne by Buyer in accordance to its percentage share in the same, **REGARDLESS OF THE CAUSE OF THE LOSS OF TITLE OR WHETHER SUCH LOSS IS ATTRIBUTABLE TO THE NEGLIGENCE, SOLE OR CONCURRENT, STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER, OR ITS OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, CONSULTANTS OR AGENTS.**

13. Liability of Operator. To the extent Seller, its designee or contractor is operator of the Interests, said operator shall have full control of all operations relating to the Interests and the lands covered thereby and shall conduct all operations in a good and workmanlike manner; provided, however, **SUCH OPERATOR SHALL HAVE NO LIABILITY TO THE OTHER PARTIES FOR LOSSES SUSTAINED OR LIABILITIES INCURRED, EXCEPT TO THE EXTENT CAUSED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH OPERATOR. TO THE EXTENT REQUIRED BY APPLICABLE LAWS THE PARTIES AGREE THAT THE PROVISIONS OF THIS PARAGRAPH 13 ARE CONSPICUOUS.**

14. Tax Partnership. Notwithstanding any provision in this Letter Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that this Letter Agreement and the activities and operations under this Letter Agreement do not constitute a partnership under state law, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986 (the "Code"), as amended,

and similar provisions of applicable state Laws. Seller is designated "Tax Partner" for purposes of the Code

15. The Parties' Capital Accounts and Special Allocations. For purposes of the Code, and similar provisions of applicable state income tax Laws, the Parties adopt the Tax Partnership provisions contained in Exhibit C. For purposes of applying Exhibit C and administering the tax partnership created by this Letter Agreement, the following provisions shall apply:

(a) Each of the Parties shall have an account ("Capital Account") maintained by the Tax Partner as provided in Exhibit C.

(b) The Tax Partner will be responsible for the preparation of all tax accounting, returns and filings as required to report the terms of this Letter Agreement.

(c) Seller's initial capital contribution shall be the entire interest in the Well Bore which interest shall be valued for purposes of Seller's Capital Account at Seller's adjusted basis. Buyer's initial Capital Account shall be the Purchase Price, which amount shall be used to fund intangible drilling costs.

(d) The Capital Account of Buyer shall be increased monthly ten (10) days after the month in which Seller receives proceeds of production equal to the percentage interests of Seller and Buyer in hydrocarbons produced from or attributable to the Well Bore, by,

(i) Its percentage share of proceeds of the sale of hydrocarbons attributable to the Well Bore, plus,

(e) The Capital Account of Seller shall be increased by Seller's percentage share of proceeds of the sale of hydrocarbons attributable to the Well Bore.

(f) The Capital Account of Buyer shall be decreased by

(i) Monthly ten (10) days after the month in which Seller is invoiced for the same, by its percentage share of Lease Operating Expenses, plus

(ii) Any amounts owing by Buyer pursuant to Paragraph 10.

(g) The Capital Account of Seller shall be decreased monthly ten (10) days after the month in which Seller is invoiced for the same, by

(i) Its percentage share of Capital Expenditures attributable to the Well Bore as set forth in this Letter Agreement,

(ii) The percentage share of Capital Expenditures of Buyer for which Seller is responsible pursuant to the terms of this Letter Agreement, and

(iii) Its percentage share of Lease Operating Expenses.

(h) The Parties shall make contributions ("Contributions") to their respective Capital Accounts for all amounts owing by each pursuant to the terms of this Letter Agreement, all such Contributions to be made monthly within ten (10) days after the same is due and owing. Any amounts owing but remaining unpaid shall be subject to the terms of Paragraph 10 and shall bear interest at the Default Rate from the date such amount is owed until paid in full.

(i) Distributions of net cash flow from each of the Parties' Capital Accounts shall be made monthly as soon as practicable after the calculation by Seller of all adjustments to the Capital Accounts, as provided pursuant to this Paragraph 15, and shall reduce each Party's Capital Account.

(j) Twenty percent (20%) of all Intangible Drilling Costs up to $1,000,000.00 shall be allocated to and shall reduce the Capital Account of Buyer.

(k) Items not specifically provided in this Paragraph 15 shall be allocated to the Parties in accordance with their percentage share.

(l) Return of capital, gains and losses shall be determined and reported by the Parties consistently one with the other in accordance with the Code.

16. Marketing.

(a) Unless otherwise agreed by the Parties, Seller shall or shall cause a third party, whether pursuant to the JOA or any other agreement, to market Buyer's percentage share of oil and condensate, or as applicable, gas, attributable to production from the Well Bore.

(b) A purchase or sale by Seller or by any other party of Buyer's share of the oil or condensate, or as applicable, gas, attributable to production from the Well Bore shall be for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall a contract with respect to oil or condensate be for a period in excess of one (1) year, or with respect to gas, not terminable without penalty upon sixty (60) days written notice.

(c) In connection with the purchase or sale of any of Buyer's share of oil or condensate, or as applicable, gas, Seller shall not be responsible for making any filing with regulatory agencies not required by Laws to be made by it in respect to Buyer's share of oil or condensate. Unless required by a Governmental Authority having jurisdiction or by judicial process, or as agreed by the Parties in writing, Seller shall not be forced to share an available market with Buyer, nor shall Seller be liable to Buyer for any changes in commodity prices.

(d) In the event of the marketing of Buyer's Percentage Share of gas, the Parties shall enter into a gas balancing agreement containing terms mutually acceptable to the Parties.

(e) Buyer agrees to release and indemnify Seller, its officers, shareholders, directors, employees, contractors and agents ("Seller Group") harmless from any and all claims,

damages, losses, liabilities, costs and expenses, including attorneys' fees ("Claims"), resulting from or attributable to Buyer failing to pay its proportionate share of ad valorem, personal property, real property, severance, production or other taxes measure by production of hydrocarbons, **REGARDLESS WHETHER ANY SUCH CLAIMS ARE ATTRIBUTABLE IN WHOLE OR IN PART TO THE SOLE OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ANY OF SELLER GROUP. THE PARTIES AGREE THAT TO THE EXTENT REQUIRED BY APPLICABLE LAWS, THE TERMS OF THIS INDEMNITY AND BUYER'S OBLIGATIONS HEREUNDER ARE "CONSPICUOUS" FOR ALL PURPOSES.**

17. Closing. Closing ("Closing") shall occur on or before 9:00 a.m. CST, on November 1, 2005, at Seller's offices, or at another place that Seller designates that is reasonably acceptable to Buyer. If the Parties agree, Closing may be handled by exchange of documents by fax, mail or by courier. At Closing, (a) Seller will deliver to Buyer, (i) the Assignment to be executed by all of the Parties, and (ii) an Affidavit of Non-foreign Status, and (b) Buyer will deliver the Purchase Price to Seller in immediately available funds pursuant to wire transfer instructions provided by Seller. The Parties will execute and deliver any other documents necessary to close the purchase and sale of the Interests.

18. Conditions Precedent to Closing. Neither Seller nor Buyer shall be obligated to close if the representations and warranties made by the other are not true and correct in all material respects at Closing.

19. Post Closing. Promptly after Closing, Buyer shall file and record the Assignment. Buyer shall pay all costs, including documentary stamp taxes, related to recording, and submit an invoice of such costs actually incurred by Buyer to Seller for prompt reimbursement within thirty (30) days of receipt of the invoice.

20. Obligations of Buyer. **EXCEPT AS EXPRESSLY SET FORTH IN THIS LETTER AGREEMENT, BUYER AGREES TO ASSUME AND TO PERFORM ANY AND ALL OBLIGATIONS OR LIABILITIES, NOW OR HEREAFTER EXISTING OR THREATENED, WITH RESPECT TO THE INTERESTS, OR ARISING OUT OF OR RELATED TO THE OWNERSHIP, OPERATION, MAINTENANCE, ABANDONMENT, REMOVAL OF ANY EQUIPMENT, FIXTURES, PERSONAL PROPERTY OR OTHER APPURTENANCES, OR TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE WELL BORE, SURFACE, AND SUBSURFACE, AND ANY MIGRATION OF SUBSTANCES OR WASTES PRODUCED IN CONNECTION WITH THE OPERATIONS THEREFROM ("OBLIGATIONS"). BUYER AGREES TO RELEASE AND DEFEND, INDEMNIFY, AND HOLD SELLER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM, ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, PENALTIES, LIABILITY AND EXPENSE (INCLUDING COSTS, INTEREST, AND REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RELATED TO THE OBLIGATIONS OF BUYER.**

21. Force Majeure.

(a) The term, Force Majeure, shall mean explosions, earthquakes, landslides, fires, floods, hurricanes, tornadoes and other acts of God; acts of the public enemy; civil disturbances; riots; strikes and/or other work stoppage and/or work slow-downs; acts of war (whether declared or undeclared); insurrection; rebellion and sabotage; blowout or cratering of wells; watering out of wells; irretrievable junk in wells; wild wells, surface or subsurface; breakage, breakdown or shutdown of equipment, pipelines or facilities for reasons other than normal wear and tear, normal maintenance or normal shutdown for maintenance, or any other event which is not in the reasonable control of the operator of the SB 4-7 Well or the Party claiming Force Majeure, or which could not have been prevented through the exercise of reasonable foresight and care. Changes in commodity prices do not constitute an event of Force Majeure.

(b) If a Party is prevented from performing its obligations under this Letter Agreement as a result of an event of Force Majeure, the obligations of such Party are suspended during the pendency of the event of Force Majeure; provided the Party claiming Force Majeure uses commercially reasonable efforts to or cause other applicable Parties to, to remedy or remove the inability caused by the event of Force Majeure. Force Majeure does not prevent a Party claiming the same from performing obligations existing prior to the event of Force Majeure, including the payment of monies owed hereunder, or which are not prevented from being performed by the event of Force Majeure.

22. Entire Agreement, Successors and Assigns, Choice of Law, Assignment, Third Party Beneficiaries. This Letter Agreement, the Assignment and the Exhibits constitute the entire agreement between the Parties as to the transaction described in this Letter Agreement and supersede all prior agreements or arrangements, written or verbal. The Assignment and Exhibits are incorporated in the terms of this Letter Agreement. This Letter Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns and may be modified, or revoked only in a writing signed by all of the Parties. This Letter Agreement and the Assignment delivered pursuant hereto may not be assigned by Buyer without the prior written consent of Seller, which consent shall not be unreasonably withheld. This Letter Agreement and its performance will be construed in accordance with, and enforced under, the internal laws of the State of Texas, without regard to choice of law rules of any jurisdiction, including Texas, except to the extent the laws of California must apply with respect to real property issues or as a matter of public policy. **ANY LITIGATION BROUGHT ON ACCOUNT OF THIS LETTER AGREEMENT SHALL BE BEFORE THE COURTS SITTING IN HARRIS COUNTY, TEXAS AND THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO ANY OTHER FORUM OR TO ANY CLAIM THAT VENUE IS INCONVENIENT.** There are no third-party beneficiaries of this Letter Agreement.

23. Relationship of the Parties and Liabilities of the Parties. Except as expressly provided for herein with respect to the representations, warranties and covenants of the Buyer, the liability of the Parties hereunder shall be several, not joint or collective, and each Party shall be responsible only for its obligation, and shall be liable only for its proportionate share of the costs of developing, operating and maintaining the Interests as provided for herein. No Party to this Letter Agreement is an agent, representative or partner of any other Party. This Letter Agreement shall not be interpreted or construed to create an association, joint venture,

partnership or other business entity between the Parties hereto or a fiduciary relationship between or among the Parties.

24. Severability; Counterparts; Conflicts. If any term or other provision of this Letter Agreement is invalid, illegal or incapable of being enforced by any Laws or public policy, all other conditions and provisions of this Letter Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Letter Agreement in a mutually acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. This Letter Agreement may be executed in multiple counterparts, all of which together will be considered one instrument. If the text of this Letter Agreement conflicts with the terms of the Assignment, this Letter Agreement will control.

25. Not to Be Construed against the Drafter; Interpretation. Buyer acknowledges that it has read this Letter Agreement, has had opportunity to review it with an attorney of Buyer's choice, and has agreed to all of its terms. Under these circumstances, the Parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Letter Agreement. The word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variants. The rule *ejusdem generis* may not be invoked to restrict or limit the scope of the general term or phrase followed or preceded by an enumeration of particular examples. The headings and titles in this Letter Agreement are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the terms or provisions of this Letter Agreement.

26. Waiver. No waiver by either Party of any part of this Letter Agreement will be deemed to be a waiver of any other Party of this Letter Agreement or a waiver of strict performance of the waived part in the future.

27. Consents and Preferential Rights to Purchase. After Closing, Buyer shall be responsible for and use commercially reasonable efforts to obtain any consents or approvals of any person, entity or Governmental Authority required to convey the Interests to Buyer. In the event Buyer is unable to obtain any such consent or approval, Seller and Buyer shall execute such instruments as are necessary for Seller to hold the affected Interest as Buyer's nominee. Buyer shall be responsible for notifying any persons or entities holding a preferential right to purchase the Interests. In the event any such holder exercises its preferential right to purchase, Buyer shall convey the affected Interest to such holder and retain the purchase price for such Interest as agreed upon by Buyer and the holder of the preferential right to purchase.

28. Publicity. Seller and Buyer shall consult with each other with regard to all publicity and other releases concerning this Letter Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any Governmental Authority or stock exchange, neither Party shall issue any such publicity or other release without the prior written consent of the other Party hereto.

29. Survival. Except with respect to any representations of Buyer set forth in Paragraph 6 which shall survive indefinitely, the representations and warranties of Seller and Buyer provided herein shall expire three hundred sixty-five (365) days after Closing. The representation and

warranty of Seller in Paragraph 5 of this Letter Agreement shall survive until the expiration of 36 months after first sales of production attributable to the SB 4-7 Well.

30. Percentage Share. Wherever the term, "percentage share", capitalized or not, appears in this Letter Agreement, such term shall mean the working interest of Buyer and Seller upon assignment of the Interests as contemplated herein.

Please execute where indicated if you agree to the foregoing terms and conditions of this Letter Agreement.

Very truly yours,

MAXIM TEP, INC.

By: [signature]
Name: Dan Williams
Title: President and CEO

AGREED AND ACCEPTED THIS 1st **DAY OF** September **2005**

Harvey Pensack

Signature: [signature]

EXHIBIT A

LEASES

Oil and Gas Lease made and entered into July 15, 2003, by and between California Minerals, L.P., a Texas limited partnership, the sole general partner of which is PPPCO-California Mineral LLC, a Texas limited liability company, "Lessor", whose address is 1 Houston Center, 1221 McKinney, Suite 3700, Houston, Texas, 77010, and Nahabedian Exploration Group, LLC, a California limited liability company, "Lessee", whose address is 214 Aliso Street, Ojai, California 93023, recorded by James W. Fitch, Assessor – Recorder, Kern County Official Records, Document # 0203199407, dated September 19, 2003.

EXHIBIT B

FORM OF ASSIGNMENT

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF CALIFORNIA §
§
COUNTY OF KERN §

MAXIM TEP, INC., a Texas corporation, whose address is 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380 ("Assignor") for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, grant, sell, assign, transfer and convey to Harvey Pensack whose address is 7309 Barclay Court, University Park, Florida 34201 ("Assignee") twenty percent (20%) of all of Assignor's right, title and interest in and to that certain well bore (the "Well Bore") known as the SB 4-7 Well, API 04-030-27990, and twenty percent (20%) of all of Assignor's interest in all surface facilities and casing associated with said Well Bore (the "Equipment") herein assigned located on the following lands subject to the oil and gas lease described on Exhibit A attached hereto and made a part hereof (insofar as and only insofar as such lease relates directly to such Well Bore), this grant being further limited in all respect to assignment from the surface of the ground to a depth 100 feet below the base of the currently anticipated deepest producing interval in the Well Bore:

> 1849 feet north and 75 feet east from southwest corner of Section 7, Township 29 South, Range 22 East (All distances East are measured at right angles to the Section line)

The rights, properties and interests being assigned pursuant to this Conveyance, Assignment and Bill of Sale (this "Assignment") being subject to the following:

(a) All presently existing and valid oil, gas and/or mineral leases attributable to the Well Bore (the "Leases") described on Exhibit A, all deeds, unitization, pooling, and/or communitization agreements, declarations and/or orders (including without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the Well Bore, and

(b) All presently existing and valid production and sales contracts, operating agreements, and other agreements and contracts relating to the Well Bore. (The percentage interests being conveyed to Assignee pursuant to the terms of this Assignment in the Well Bore and the Equipment, subject to the Leases, agreements, contracts and interests described in clause (a) and this clause (b) are collectively referred to as the "Interests");

TO HAVE AND TO HOLD SUCH INTERESTS UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS FOREVER.

Assignor agrees to defend title to the Interests against any claims, encumbrances or charges

arising by, through or under Assignor, but not otherwise.

BY ACCEPTANCE OF THIS ASSIGNMENT, ASSIGNEE AGREES EXCEPT AS EXPRESSLY SET FORTH IN THAT CERTAIN LETTER AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE OF EVEN DATE HEREOF ("LETTER AGREEMENT"), TO ASSUME AND TO PERFORM ANY AND ALL OBLIGATIONS OR LIABILITIES, NOW OR HEREAFTER EXISTING OR THREATENED, WITH RESPECT TO THE INTERESTS, OR ARISING OUT OF OR RELATED TO THE OWNERSHIP, OPERATION, MAINTENANCE, ABANDONMENT, REMOVAL OF ANY EQUIPMENT, FIXTURES, PERSONAL PROPERTY OR OTHER APPURTENANCES, OR TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE WELL BORE, SURFACE, AND SUBSURFACE, AND ANY MIGRATION OF SUBSTANCES OR WASTES PRODUCED IN CONNECTION WITH THE OPERATIONS THEREFROM ("OBLIGATIONS"). ASSIGNEE AGREES TO RELEASE AND DEFEND, INDEMNIFY, AND HOLD SELLER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, CONSULTANTS AND AGENTS FROM, ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, PENALTIES, LIABILITY AND EXPENSE (INCLUDING COSTS, INTEREST, AND REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RELATED TO THE OBLIGATIONS OF ASSIGNEE.

ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (a) THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO ASSIGNEE OR WHETHER ASSIGNEE HAS BEEN PROVIDED ALL INFORMATION IN ASSIGNOR'S POSSESSION RELATING TO THE INTERESTS, (b) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE INTERESTS, AND (c) THE ENVIRONMENTAL CONDITION OF THE INTERESTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ASSIGNMENT, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES, AS TO PERSONAL PROPERTY, THE WELL BORE, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE INTERESTS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER LAWS, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT, SAFETY, HEALTH OR THE PROTECTION OF NATURAL RESOURCES, IT BEING THE EXPRESS INTENTION OF ASSIGNEE AND ASSIGNOR THAT THE INTERESTS, INCLUDING ALL PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE

INTERESTS, SHALL BE CONVEYED TO ASSIGNEE, AND ASSIGNEE SHALL ACCEPT SAME, "AS IS", "WHERE IS", WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. ASSIGNEE REPRESENTS TO ASSIGNOR THAT ASSIGNEE HAS MADE, WILL MAKE, HAS CAUSED TO BE MADE OR WILL CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE INTERESTS AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY LAWS TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS PARAGRAPH ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY LAWS.

This Assignment is subject to the terms and conditions of the Letter Agreement, the terms and conditions of which are incorporated herein by reference.

This Assignment and the rights and obligations of Assignee hereunder may not be assigned without the prior written consent of Assignor which consent shall not be unreasonably withheld. Any assignment made without Assignor's consent shall be deemed void. All obligations and liabilities of Assignee provided for herein or in the Letter Agreement shall be joint and several.

Dated and delivered this first day of September, 2005, effective for all purposes as of 7:00 a.m., PST, as of the Effective Time.

MAXIM TEP, INC.	HARVEY PENSACK
By: ________________	Signature: ________________________

Name: Dan Williams
Title: President and CEO

THE STATE OF TEXAS §
§
COUNTY OF MONTGOMERY §

This instrument was acknowledged before me this _____ day of _______, 2005,
by________________________________, ______________
on behalf of said corporation.

____
Notary Public, State of Texas

____
Printed Name of Notary
My Commission expires:______________

THE STATE OF ________ §
§
COUNTY OF _________ §

This instrument was acknowledged before me this _____ day of _______, 2005,
by________________________________, ______________________
on behalf of said corporation.

____
Notary Public, State of Texas

____
Printed Name of Notary
My Commission expires:______________

EXHIBIT C
TAX ALLOCATIONS
(Oil and Gas)

For purposes of interpreting and implementing Paragraph 15 of the Letter Agreement dated September 1, 2005 to which this Exhibit is attached (the "Letter Agreement"), the following rules shall apply and shall be treated as part of the terms of the Letter Agreement:

A. Special Allocation Provisions.

1. For purposes of determining the amount of gain or loss to be allocated pursuant to Paragraph 15 of the Letter Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

2. Unless otherwise determined by the Tax Partner in accordance with the provisions of Section 706 of the Code, income, loss, deductions and credits shall be allocated to the Parties in accordance with the portion of the year during which the Parties have held their respective interests and all items of income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Letter Agreement, except that gains and losses arising from the disposition of assets shall be taken into account as of the date thereof.

3. Notwithstanding any other provision of the Letter Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Letter Agreement by a Party shall be shared among the Parties so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Regulations thereunder as more fully described in Part B hereof. All allocations pursuant to Section 704(c) of the code are solely for tax purposes and shall not effect or be taken into account in computing a Party's Capital Account.

4. Notwithstanding any provision of the Letter Agreement to the contrary, in the event the Parties are entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Party (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Party.

5. Notwithstanding any provision of the Letter Agreement to the contrary, to the extent any payments in the nature of fees made to a Party are finally determined by the IRS to be distributions to a Party for federal income tax purposes, there will be a gross income allocation to such Party in the amount of such distribution.

6. a. Notwithstanding any provision of the Letter Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Regulations, if there is a net decrease in Partnership Minimum Gain during any Letter Agreement fiscal year, each Party shall be specially allocated items of Letter Agreement income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Party's share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Party pursuant

thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this paragraph 6(a) only, each Party's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Paragraph 15 of the Letter Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

b. Notwithstanding any provision of the Letter Agreement to the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1.704 2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Letter Agreement fiscal year, each Party who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Regulations, shall be specially allocated items of Letter Agreement income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Party's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Party pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Party's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Paragraph 15 of the Letter Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

7. Notwithstanding any provision of the Letter Agreement to the contrary, in the event any Parties unexpectedly receive any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Letter Agreement income and gain shall be specially allocated to such Parties in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

8. No loss shall be allocated to any Party to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Party continues to have a positive Adjusted Capital Account Balance; in such event losses shall first be allocated to any Parties with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Balances to zero.

9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Party pursuant to Paragraph 15 of the Letter Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Party pursuant to the provisions of Paragraph 15 of the Letter Agreement if such special allocations had not occurred.

10. Notwithstanding any provision of the Letter Agreement to the contrary, Nonrecourse Liabilities and Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Parties in accordance with the percentages set forth in Paragraph 15(k). Allocations

attributable to Exculpatory Liabilities shall be treated in the same manner as allocations attributable to Nonrecourse Liabilities.

11. Notwithstanding any provision of the Letter Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Party who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

12. With respect to each oil and gas property (as defined in Section 614 of the Code) the following provisions shall apply:

a. Each Party's proportionate share in the adjusted basis, before taking into account any adjustments resulting from an election made by the Letter Agreement under Section 754 of the Code, of each oil and gas property (as defined in Section 614 of the Code) shall be determined in accordance with such Party's Depletable Basis Ratio. Each Party shall separately keep records of his or its share of the adjusted basis of each separate oil and gas property, adjust such share of the adjusted basis for any capital expenditures made by the Letter Agreement, any cost or percentage depletion allowable with respect to such property, and use such adjusted basis in the computation of its depletion deduction or in the computation of its gain or loss on the disposition of such property by the Parties for tax purposes. Upon request of the Tax Partner, each Party shall advise the Tax Partner of its adjusted basis in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this Letter Agreement.

b. As required by Section 613A of the Code, gain or loss on the sale or other disposition of each separate oil and gas property (as defined in Section 614 of the Code) shall be computed separately by each Party. For purposes of such separate computation, the Letter Agreement's "amount realized" (as such term is defined in Section 1001(b) of the Code) from such sale shall be allocated to the Parties as follows:

i. First, an amount equal to the Simulated Basis in each such property shall be allocated to the Parties in accordance with the Depletable Basis Ratio; and

ii. Next, any remaining amount realized shall be allocated among the Parties in accordance with Paragraph 15 of the Letter Agreement.

B. Capital Account Adjustments and 704(c) Tax Allocations.

1. Separate Capital Accounts shall be maintained for each Party ("Capital Accounts") in accordance with this paragraph and the principles set forth in this Exhibit. The Capital Account of each Party shall represent such Party's interest in the capital subject to the Letter Agreement and which, as of any particular date, shall have a balance equal to the sum of such Party's capital contribution to the Letter Agreement plus (a) the sum of all additional capital contributions made by such Party, any profits credited to such Party's Capital Account in the manner herein provided, and any other items in the nature of income or gain that all allocated pursuant to this Exhibit, and minus (b) all distributions made to, or withdrawals made by such Party, any losses debited to such Party's Capital Account in the manner herein provided, and any other items in the nature of expenses or losses that are allocated pursuant to this Exhibit.

The provisions of this Letter Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the Tax Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Tax Partner may make such modification. The Tax Partner shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Seller or distributed to the Parties, and (b) any liability that is secured by such contributed or distributed property or that is assumed by the Parties, in the event the Tax Partner shall determine either such adjustment is necessary or appropriate pursuant to Section 1.704-1(b)(2)(iv) of the Regulations. Property contributions or distributions shall be reflected in the Capital Accounts at the value (net of liabilities) as determined by the Tax Partner. Also, in the event the values of Seller assets are adjusted as permitted by the Regulations, the Capital Accounts of all Parties shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations or Section 1.704-1(b)(2)(iv)(m) of the Regulations, as applicable, to reflect such aggregate net adjustment. The Tax Partner also shall make any adjustments or modifications as necessary or appropriate (a) to maintain equality between the Capital Accounts and the amount of capital reflected on the Letter Agreement's balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(2)(iv)(q) of the Regulations, or (b) in the event unanticipated events might otherwise cause this Letter Agreement not to comply with Section 1.704-1(b) of the Regulations.

2. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Parties' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

a. Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Letter Agreement was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Letter Agreement property (other than property subject to depletion under Section 611 of the Code), any future deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

b. Any income, gain or loss attributable to the taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Letter Agreement as if the adjusted basis of such property as of such date of disposition was equal in amount to the Seller's Carrying Value with respect to such property as of such a date.

c. If the Letter Agreement's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 50(c)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Parties pursuant to Paragraph 15 of the Letter Agreement. Any restoration of such basis pursuant to Section 50(c)(2) of the Code shall be allocated in the same manner to the Parties to whom such deemed deduction was allocated.

d. The computation of all items of income, gain, loss and deduction shall be made by the Letter Agreement and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

3. A transferee of an interest will succeed to the Capital Account relating to the interest transferred.

4. Upon an issuance of additional interests for cash, Contributed Property, or the provision of services to or for the benefit of the Letter Agreement, the Capital Accounts of all Parties (and the Carrying Values of all Letter Agreement properties) may, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Letter Agreement property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Parties, at such time, pursuant to Paragraph 15 of the Letter Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Letter Agreement properties shall be determined by the Tax Partner using such reasonable methods of valuation as they may adopt.

5. Immediately prior to the distribution of any Letter Agreement property in liquidation of the Letter Agreement or as consideration for an interest in the Letter Agreement, the Capital Accounts of all Parties (and the Carrying Values of all Letter Agreement properties) may be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Letter Agreement property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Parties, at such time, pursuant to Paragraph 15 of the Letter Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Letter Agreement properties shall be determined by the Tax Partner using such reasonable methods of valuation as it may adopt.

6. In accordance with Section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Parties so as to take account of any variation between the adjusted basis of such property to the Letter Agreement for federal income tax purposes and its Agreed Value.

7. In the event the Carrying Value of any Letter Agreement asset is adjusted as described in paragraph 3 or 4 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.

8. Any elections or other decisions relating to such adjustments or allocations shall be made by the Tax Partner in any manner that reasonably reflects the purpose and intention of the Letter Agreement.

9. With respect to the Letter Agreement's oil and gas properties, the Capital Account of each Party shall be adjusted as follows:

a. Decreased by the Simulated Depletion Allowance allocated to such Party in accordance with the Depletable Basis Ratio;

b. Decreased by the Simulated Loss Allocated to such Party in accordance with the Depletable Basis Ratio; and

c. Increased by the Simulated Gain allocated to such Party in accordance with the ratio that the amount realized is allocated to such Party pursuant to paragraph A.12.b.ii of this Exhibit.

d. The "amount realized" on the sale of an oil and gas property allocated to the Parties shall not be reflected in Capital Accounts and the Capital Accounts shall not be adjusted for allocations of depletable basis to the Parties.

C. Definitions. For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

"Adjusted Capital Account Balance" means the balance in the Capital Account of a Party as of the end of the relevant fiscal year of the Letter Agreement, after giving effect to the following: (a) credit to such capital account any amounts the Party is obligated to restore, pursuant to the terms of the Letter Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, and (b) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

"Agreed Value" means the value of Contributed Property as agreed to by the contributing Party and the Tax Partner, using such reasonable method of valuation as they may adopt.

"Carrying Value" means (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Parties' Capital Accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

"Contributed Property" means each Party's interest in property or other consideration (excluding services and cash) contributed to the Letter Agreement by such Party.

"Depletable Basis Ratio" means (a) with respect to an oil and gas property (as defined in Section 614 of the Code) contributed to the Letter Agreement, the ratio in which the Agreed Value of such property attributable to a Party contributing such property bears to the aggregate Agreed Value of such property; (b) with respect to an oil and gas property otherwise acquired by the Letter Agreement, the Party's general profit-sharing ratio. The Depletable Basis Ratio for each oil and gas property of the Letter Agreement shall be adjusted as provided in Section 1.613A-3(e)(3) of the Regulations each time the Carrying Value of such property is adjusted.

"Exculpatory Liability" means a liability of the Letter Agreement that is not secured by any specific property and that is recourse to the Letter Agreement as an entity, but is nonrecourse to any Party.

"Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for a Letter Agreement fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

"Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

"Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

"Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

"Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Letter Agreement fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during the fiscal year to the Party that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.702-2(i)(2) of the Regulations.

"Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

"Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Simulated Basis" shall mean, with respect to any oil and gas property (as defined in Section 614 of the Code) owned by the Letter Agreement, the Carrying Value of such oil and gas property, determined for federal income tax purposes immediately following the acquisition of such property by the Letter Agreement as adjusted to reflect (i) additions and reductions to basis and (ii) the Simulated Depletion Allowance.

"Simulated Depletion Allowance" shall mean the depletion allowance computed (in accordance with federal income tax principles) for each taxable year and with respect to each oil and gas property (as defined in Section 614 of the Code) using the cost or percentage method of depletion. For purposes of computing the Simulated Depletion Allowance with respect to any property, the adjusted basis of such property shall be deemed to be the Simulated Basis in such property, and in no event shall such allowance, in the aggregate exceed such Simulated Basis.

"Simulated Gain" shall mean with respect to the sale or other disposition of an oil and gas property (as defined in Section 614 of the Code), the excess of the amount realized upon such disposition over the Simulated Basis of such property.

"Simulated Loss" shall mean with respect to the sale or other disposition of an oil and gas property (as defined in Section 614 of the Code), the excess of the Simulated Basis of such property over the amount realized upon such disposition.

For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Letter Agreement.

EXHIBIT D
AFFIDAVIT OF NON FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of U.S. real property interests by MAXIM TEP, INC. ("Seller"), a Texas corporation, through the sale of certain oil and gas leases and related interests as described on Exhibit A attached hereto to Harvey Pensack, ("Buyer"), pursuant to that certain Letter Agreement of even date hereof, between Seller and Buyer, the undersigned hereby certifies to Buyer the following on behalf of Seller:

1. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2. Seller's tax identification number is 20-0650828.

3. Seller's office address is 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380.

Seller understands that this certificate may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

SELLER

MAXIM TEP, INC.

By: ______________________________
Name: Dan Williams
Title: President and CEO

STATE OF TEXAS §
§
COUNTY OF MONTGOMERY

This instrument was acknowledged before me this _____ day of _______, 2005,
by____________________________________, ________________________
on behalf of said corporation.

____
Notary Public, State of Texas

____
Printed Name of Notary
My Commission expires:_______________

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF CALIFORNIA §
§
COUNTY OF KERN §

MAXIM TEP, INC., a Texas corporation, whose address is 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380 ("Assignor") for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, grant, sell, assign, transfer and convey to Harvey Pensack whose address is 7309 Barclay Court, University Park, Florida 34201 ("Assignee") twenty percent (20%) of all of Assignor's right, title and interest in and to that certain well bore (the "Well Bore") known as the SB 4-7 Well, API 04-030-27990, and twenty percent (20%) of all of Assignor's interest in all surface facilities and casing associated with said Well Bore (the "Equipment") herein assigned located on the following lands subject to the oil and gas lease described on Exhibit A attached hereto and made a part hereof (insofar as and only insofar as such lease relates directly to such Well Bore), this grant being further limited in all respect to assignment from the surface of the ground to a depth 100 feet below the base of the currently anticipated deepest producing interval in the Well Bore:

> 1849 feet north and 75 feet east from southwest corner of Section 7, Township 29 South, Range 22 East (All distances East are measured at right angles to the Section line)

The rights, properties and interests being assigned pursuant to this Conveyance, Assignment and Bill of Sale (this "Assignment") being subject to the following:

(a) All presently existing and valid oil, gas and/or mineral leases attributable to the Well Bore (the "Leases") described on Exhibit A, all deeds, unitization, pooling, and/or communitization agreements, declarations and/or orders (including without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the Well Bore, and

(b) All presently existing and valid production and sales contracts, operating agreements, and other agreements and contracts relating to the Well Bore. (The percentage interests being conveyed to Assignee pursuant to the terms of this Assignment in the Well Bore and the Equipment, subject to the Leases, agreements, contracts and interests described in clause (a) and this clause (b) are collectively referred to as the "Interests");

TO HAVE AND TO HOLD SUCH INTERESTS UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS FOREVER.

Assignor agrees to defend title to the Interests against any claims, encumbrances or charges arising by, through or under Assignor, but not otherwise.

BY ACCEPTANCE OF THIS ASSIGNMENT, ASSIGNEE AGREES EXCEPT AS EXPRESSLY SET FORTH IN THAT CERTAIN LETTER AGREEMENT BETWEEN

ASSIGNOR AND ASSIGNEE OF EVEN DATE HEREOF ("LETTER AGREEMENT"), TO ASSUME AND TO PERFORM ANY AND ALL OBLIGATIONS OR LIABILITIES, NOW OR HEREAFTER EXISTING OR THREATENED, WITH RESPECT TO THE INTERESTS, OR ARISING OUT OF OR RELATED TO THE OWNERSHIP, OPERATION, MAINTENANCE, ABANDONMENT, REMOVAL OF ANY EQUIPMENT, FIXTURES, PERSONAL PROPERTY OR OTHER APPURTENANCES, OR TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE WELL BORE, SURFACE, AND SUBSURFACE, AND ANY MIGRATION OF SUBSTANCES OR WASTES PRODUCED IN CONNECTION WITH THE OPERATIONS THEREFROM ("OBLIGATIONS"). ASSIGNEE AGREES TO RELEASE AND DEFEND, INDEMNIFY, AND HOLD SELLER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, CONSULTANTS AND AGENTS FROM, ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, PENALTIES, LIABILITY AND EXPENSE (INCLUDING COSTS, INTEREST, AND REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RELATED TO THE OBLIGATIONS OF ASSIGNEE.

ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (a) THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO ASSIGNEE OR WHETHER ASSIGNEE HAS BEEN PROVIDED ALL INFORMATION IN ASSIGNOR'S POSSESSION RELATING TO THE INTERESTS, (b) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE INTERESTS, AND (c) THE ENVIRONMENTAL CONDITION OF THE INTERESTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ASSIGNMENT, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES, AS TO PERSONAL PROPERTY, THE WELL BORE, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE INTERESTS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER LAWS, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT, SAFETY, HEALTH OR THE PROTECTION OF NATURAL RESOURCES, IT BEING THE EXPRESS INTENTION OF ASSIGNEE AND ASSIGNOR THAT THE INTERESTS, INCLUDING ALL PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE INTERESTS, SHALL BE CONVEYED TO ASSIGNEE, AND ASSIGNEE SHALL ACCEPT SAME, "AS IS", "WHERE IS", WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. ASSIGNEE REPRESENTS TO ASSIGNOR THAT ASSIGNEE HAS MADE, WILL MAKE, HAS CAUSED TO BE MADE OR WILL CAUSE TO BE MADE SUCH

INSPECTIONS WITH RESPECT TO THE INTERESTS AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY LAWS TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS PARAGRAPH ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY LAWS.

This Assignment is subject to the terms and conditions of the Letter Agreement, the terms and conditions of which are incorporated herein by reference.

This Assignment and the rights and obligations of Assignee hereunder may not be assigned without the prior written consent of Assignor which consent shall not be unreasonably withheld. Any assignment made without Assignor's consent shall be deemed void. All obligations and liabilities of Assignee provided for herein or in the Letter Agreement shall be joint and several.

Dated and delivered this 30th day of September, 2005, effective for all purposes as of 7:00 a.m., PST, as of the Effective Time.

MAXIMTEP, INC.

By: ____________________

Name: Dan Williams
Title: President and CEO

HARVEY PENSACK

Signature: ____________________

THE STATE OF TEXAS §
§
COUNTY OF MONTGOMERY §

This instrument was acknowledged before me this 1st day of September 2005, by Dan Williams, known to me on behalf of said corporation.

DONDRAY MAUZ
Notary Public, State of Texas
My Commission Expires
March 18, 2009

____
Notary Public, State of Texas
DONDRAY
Printed Name of Notary
My Commission expires: 3-18-09

THE STATE OF Texas §
§
COUNTY OF Montgomery

This instrument was acknowledged before me this 1st day of September 2005, by ~~Dan Williams~~ Harvey Pensack, known to me.

DONDRAY MAUZ
Notary Public, State of Texas
My Commission Expires
March 18, 2009

____
Notary Public, State of Texas
DONDRAY MAUZ
Printed Name of Notary

My Commission expires: 3-18-09

EXHIBIT A

LEASES

Oil and Gas Lease made and entered into July 15, 2003, by and between California Minerals, L.P., a Texas limited partnership, the sole general partner of which is PPPCO-California Mineral LLC, a Texas limited liability company, "Lessor", whose address is 1 Houston Center, 1221 McKinney, Suite 3700, Houston, Texas, 77010, and Nahabedian Exploration Group, LLC, a California limited liability company, "Lessee", whose address is 214 Aliso Street, Ojai, California 93023, recorded by James W. Fitch, Assessor – Recorder, Kern County Official Records, Document # 0203199407, dated September 19, 2003.

AFFIDAVIT OF NON FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of U.S. real property interests by MAXIM TEP, INC. ("Seller"), a Texas corporation, through the sale of certain oil and gas leases and related interests as described on Exhibit A attached hereto to Harvey Pensack, ("Buyer"), pursuant to that certain Letter Agreement of even date hereof, between Seller and Buyer, the undersigned hereby certifies to Buyer the following on behalf of Seller:

1. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2. Seller's tax identification number is 20-0650828.

3. Seller's office address is 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380.

Seller understands that this certificate may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

SELLER

MAXIM TEP, INC.

By: [signature]
Name: Dan Williams
Title: President and CEO

STATE OF TEXAS §
§
COUNTY OF MONTGOMERY

This instrument was acknowledged before me this 1st day of September 2005, by Dan Williams, known to me on behalf of said corporation.

[signature]
Notary Public, State of Texas
DONDRAY MAUZ
Printed Name of Notary
My Commission expires: 3-18-09

EXHIBIT A

LEASES

Oil and Gas Lease made and entered into July 15, 2003, by and between California Minerals, L.P., a Texas limited partnership, the sole general partner of which is PPPCO-California Mineral LLC, a Texas limited liability company, "Lessor", whose address is 1 Houston Center, 1221 McKinney, Suite 3700, Houston, Texas, 77010, and Nahabedian Exploration Group, LLC, a California limited liability company, "Lessee", whose address is 214 Aliso Street, Ojai, California 93023, recorded by James W. Fitch, Assessor – Recorder, Kern County Official Records, Document # 0203199407, dated September 19, 2003.